CONSENT OF INDEPENDENT ACCOUNTANT



To the Board of Directors
Han Logistics, Inc.

I have issued my report dated May 01, 2001, accompanying the financial statements of Hans Logistics, Inc. included in the Registration Statement Form SB-2 Amendment No. 1 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

/s/ David T. Thomson P.C.
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David T. Thomson P.C.

Salt Lake City, Utah
July 24, 2001